Exhibit T3A.2

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “DIAMOND FINANCE, LLC”, FILED IN THIS OFFICE ON THE SIXTH DAY OF APRIL, A.D. 2021, AT 8:27 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
5286358 8100 SR# 20211199423	Authentication: 202911003 Date: 04-07-21
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 08:27 PM 04/06/2021 FILED 08:27 PM 04/06/2021 SR 20211199423 - File Number 5817578

STATE OF DELAWARE

CERTIFICATE OF FORMATION OF LIMITED LIABILITY COMPANY

DIAMOND FINANCE, LLC

This Certificate of Formation is being executed for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, Del. Code Ann. tit. 6 § 18-201.

The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

1.	The name of the limited liability company is Diamond Finance, LLC.

2.

The registered office of the limited liability company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Zip Code 19801. The name of the registered agent of the limited liability company at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 6th day of April 2021.

By:	/s/ David L. Roland
David L. Roland
Authorized Person